       As filed with the Securities and Exchange Commission on May 8, 2002
                                                 Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   ----------


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                   ----------


                         INTERSTATE BAKERIES CORPORATION
             (Exact name of registrant as specified in its charter)


                                   ----------


          DELAWARE                                        43-1470322
(State or other jurisdiction of                        (I.R.S. Employer
 incorporation or organization)                      Identification Number)

                            12 EAST ARMOUR BOULEVARD
                           KANSAS CITY, MISSOURI 64111
                                 (816) 502-4000
                    (Address of principal executive offices)

                         INTERSTATE BAKERIES CORPORATION
                            1996 STOCK INCENTIVE PLAN


                                   ----------


                             RAY SANDY SUTTON, ESQ.
                         INTERSTATE BAKERIES CORPORATION
                            12 EAST ARMOUR BOULEVARD
                           KANSAS CITY, MISSOURI 64111
                                 (816) 502-4000

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)


                                   ----------


                         CALCULATION OF REGISTRATION FEE


====================================================================================================================
                                                                 Proposed          Proposed
                                                Amount            Maximum           Maximum
         Title of Securities                    to be         Offering Price       Aggregate            Amount of
          to be Registered                    Registered        Per Share(1)    Offering Price(1)   Registration Fee
         -------------------                  ----------      --------------    -----------------   ----------------
Common Stock (par value $.01 per share)...  5,016,000 shares      $25.95          $130,165,200         $11,975.20
====================================================================================================================

(1) Pursuant to Rule 457(h)(1), the price per share and aggregate offering price are based upon the average of the high and low prices of the Company's Common Stock on May 7, 2002, as reported on the New York Stock Exchange.

                                EXPLANATORY NOTE

         This Registration Statement registers 5,016,000 additional shares of Common Stock, $0.01 par value per share (the "Common Stock"), of Interstate Bakeries Corporation (the "Company"), issuable under the Company's 1996 Stock Incentive Plan. An additional 2,833,500 shares (5,667,000 shares as adjusted for the two-for-one stock split, effected in the form of a stock dividend, payable November 3, 1997 (the "Stock Split")) and 4,000,000 shares (8,000,000 shares as adjusted for the Stock Split) of Common Stock issuable under the Company's 1996 Stock Incentive Plan have been previously registered by Registration Statement on Form S-8, No. 333-13485 and by Registration Statement on Form S-8, No. 333-41901, which registration statements are hereby incorporated by reference.

ITEM 8. EXHIBITS.


Exhibit
Number                              Description of Exhibits
-------                             -----------------------
   4.1            Restated  Certificate  of  Incorporation  of Interstate  Bakeries  Corporation,  as amended,  incorporated  by reference to Exhibit 3.1  to Interstate  Bakeries  Corporation's  Amendment  No. 1 to its Quarterly  Report on
                  Form 10-Q for the quarter ended March 9, 2002, filed on April 19, 2002

   4.2            Restated  Bylaws of Interstate  Bakeries  Corporation,  incorporated by reference to Exhibit 4.2 to Interstate
                  Bakeries Corporation's  Pre-effective  Amendment No. 2 to the Registration Statement on Form S-3, dated May 8,
                  2002

   4.3            Preferred  Stock  Purchase  Rights,  effective as of May 8,  2000,  incorporated  by  reference to  Interstate
                  Bakeries Corporation's Registration Statement on Form 8-A, filed on May 16, 2000

   5.1            Opinion of Davis Graham & Stubbs LLP regarding the legality of the shares of Common Stock being registered

  23.1            Consent of Davis Graham & Stubbs LLP (included as part of Exhibit 5.1)

  23.2            Consent of Deloitte & Touche LLP

  24.1            Power of Attorney (included on the signature page of this registration statement)

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Kansas City, Missouri, on this 6th day of May, 2002.

                                  INTERSTATE BAKERIES CORPORATION


                                  By: /s/ Charles A. Sullivan
                                      -----------------------------------------
                                      Name:  Charles A. Sullivan
                                      Title: Chairman of the Board and Chief
                                             Executive Officer


                                POWER OF ATTORNEY

                  KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Ray Sandy Sutton, John
F. McKenny and Paul E. Yarick, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE                                                TITLE                                DATE
---------                                                -----                                ----
/s/ Charles A. Sullivan
-------------------------------------
Charles A. Sullivan                           Chairman of the Board and Chief             May 6, 2002
                                              Executive Officer
                                              (Principal Executive Officer)

SIGNATURE                                                TITLE                                DATE
---------                                                -----                                ----

/s/ G. Kenneth Baum
-------------------------------------
G. Kenneth Baum                               Director                                    May 6, 2002

/s/ Leo Benatar
-------------------------------------
Leo Benatar                                   Director                                    May 6, 2002


/s/ E. Garrett Bewkes, Jr.
-------------------------------------
E. Garrett Bewkes, Jr.                        Director                                    May 6, 2002


/s/ Michael J. Anderson
-------------------------------------
Michael J. Anderson                           Director                                    May 6, 2002


/s/ Robert B. Calhoun, Jr.
-------------------------------------
Robert B. Calhoun, Jr.                        Director                                    May 6, 2002


/s/ Frank E. Horton
-------------------------------------
Frank E. Horton                               Director                                    May 6, 2002


/s/ Richard L. Metrick
-------------------------------------
Richard L. Metrick                            Director                                    May 6, 2002


/s/ James R. Elsesser
-------------------------------------
James R. Elsesser                             Director                                    May 6, 2002


/s/ Frank W. Coffey
-------------------------------------
Frank W. Coffey                               Senior Vice President and Chief             May 6, 2002
                                              Financial Officer (Principal Financial
                                              and Accounting Officer)

                                  EXHIBIT INDEX

Exhibit
Number                              Description of Exhibits
-------                             -----------------------

   4.1            Restated  Certificate  of  Incorporation  of Interstate  Bakeries  Corporation,  as amended,  incorporated  by reference to Exhibit 3.1  to Interstate  Bakeries  Corporation's  Amendment  No. 1 to its Quarterly  Report on
                  Form 10-Q for the quarter ended March 9, 2002, filed on April 19, 2002

   4.2            Restated  Bylaws of Interstate  Bakeries  Corporation,  incorporated by reference to Exhibit 4.2 to Interstate
                  Bakeries Corporation's  Pre-effective Amendment No. 2 to the Registration Statement on Form S-3,  dated May 8,
                  2002

   4.3            Preferred  Stock  Purchase  Rights,  effective as of May 8,  2000,  incorporated  by  reference to  Interstate
                  Bakeries Corporation's Registration Statement on Form 8-A, filed on May 16, 2000

   5.1            Opinion of Davis Graham & Stubbs LLP regarding the legality of the shares of Common Stock being registered

  23.1            Consent of Davis Graham & Stubbs LLP (included as part of Exhibit 5.1)

  23.2            Consent of Deloitte & Touche LLP

  24.1            Power of Attorney (included on the signature page of this registration statement)